FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT is entered into as of this _____ day of November, 2003 among METLIFE INVESTORS INSURANCE COMPANY, a life insurance company organized under the laws of the State of Missouri ("Insurance Company") (on behalf of itself and certain of its separate accounts ; METLIFE INVESTORS SERIES TRUST (the "Trust"), an open-end management investment company that is a business trust organized under the laws of Delaware ; MET INVESTORS ADVISORY, LLC (the "Trust Advisor"), a company organized under the laws of the State of Delaware; AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

                           WITNESSETH:

     WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain multi-manager variable life insurance policies and/or variable annuity contracts (the "Contracts");

     WHEREAS, Insurance Company has established one or more separate accounts (each, an "Account"), , under applicable state insurance law, for purposes of funding the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

     WHEREAS, the Contracts, which are or will be registered by Insurance Company with the Commission for offer and sale (unless the Contract is exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale;

     WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

     WHEREAS, the Series is divided into various series (the "Master Funds"), and each Master Fund has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Master Funds;

     WHEREAS, the Trust is divided into various series (the "Portfolios"), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

     WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding Master Fund as set forth in Appendix A, as such Appendix may be amended from time to time by mutual agreement in writing;

     WHEREAS, certain Master Funds (through the Portfolios) will serve as the underlying investments for the Contracts ;

     WHEREAS, CRMC is the investment adviser for the Master Funds; and

     WHEREAS, Trust Advisor is the investment adviser for the Portfolios.

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Trust Adviser, the Series and CRMC hereby agree as follows:

     1. The Series and CRMC each represents and warrants to Insurance Company, the Trust and the Trust Adviser that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series, in the form previously delivered to Insurance Company and the Trust, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act") and the 1940 Act (collectively, the "SEC Filings") have been filed with the Commission and copies of any and all amendments thereto will be forwarded to Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (c) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1940 Act and the 1934 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, the Trust Adviser or the Trust expressly for use therein; and (e) the Series and CRMC will comply with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Series shall register and qualify the shares of the Master Funds listed on Appendix A for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Series.

     2. The Trust and the Trust Adviser each represents and warrants to Insurance Company, the Series and CRMC that the shares of the Portfolios listed on Appendix A are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Trust further represents and warrants that: (a) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of Delaware;
(b) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; (c) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, CRMC or the Series expressly for use therein; and (e) the Trust and the Trust Adviser will comply with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Trust shall register and qualify the shares of the Portfolios listed on Appendix A for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

     3. The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of:
(a) any non-routine request by the Commission (i) for amendment of the registration statement relating to the Series; or (ii) for additional information; the (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it or CRMC becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

     4. The Series will make Class 2 shares of the Master Funds listed on Appendix A available to the Portfolios and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Master Funds as may be reasonably necessary for investment by the Portfolios under this Agreement and maintain a continuous offering of the shares of the Master Funds. The Trust's distributor, MetLife Investors Distribution Company, will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Master Fund attributable to the Contracts which MetLife Investors Distribution Company may use in connection with offering shares of the Portfolios to Insurance Company or other purposes or services deemed appropriate by MetLife Investors Distribution Company, including services for Contract owners with investments in subaccounts corresponding to the Class 2 shares of each Fund (each, a "Subaccount") for as long as the Series' Class 2 Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect and the Portfolios remain invested in shares of the Master Funds. Master Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by the Trust for a given Portfolio at the net asset value of the respective Master Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, Insurance Company shall be a designee of each Master Fund and each Portfolio for receipt of such orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Portfolio and the Master Fund each receives notice of such order by 10:00 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series or Portfolio, as applicable, calculates its net asset value pursuant to the rules of the Commission. The Series will make shares of the Master Funds available indefinitely for purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each Master Fund available to the Trust on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. If the Series provides incorrect net asset values to the Trust with respect to any class of shares of any Master Fund on any Business Day, the Trust shall be entitled to an adjustment to the number of shares purchased or redeemed of such class of shares to reflect the correct net asset value per share. Any error in the calculation or reporting of net asset values per share, dividends, or capital gain information shall be reported promptly to the Trust. The Series and CRMC are responsible for maintaining net asset values for each Master Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Shares of particular Master Funds shall be ordered in such quantities and at such times as determined by the Trust to be necessary to meet the requirements of the Portfolios. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and Insurance Company and the Trust shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

     The Series reserves the right to temporarily suspend or terminate sales of the Series' shares to the Trust and the Portfolios if such action is required by law, or if the Board of Trustees of the Series deems it necessary, appropriate and in the best interests of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

     5. The Trust will make shares of the Portfolios listed on Appendix A available to Insurance Company and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and maintain a continuous offering of the shares of the Portfolios.

     5a. The Trust reserves the right to temporarily suspend or terminate sales of the Portfolios' shares to Insurance Company, or purchases of the Series' shares by the Trust and the Portfolios, if any such action is required by law, or if the Board of Trustees of the Trust, while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the Trust and its shareholders (including Contract holders) or in response to the order of an appropriate regulatory authority.

     6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

     7. Transfer of the Series' and the Trust's shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular Master Fund will be recorded by CRMC or the Series' transfer agent as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by the Trust Adviser or the Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding Account or Subaccount.

     8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares of that Master Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     8a. The Trust shall furnish notice promptly to Insurance Company of any dividend or distribution payable on any shares underlying Subaccounts. Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio recorded in the title for the corresponding Subaccount in additional shares of that Portfolio. The Trust shall notify Insurance Company of the number of shares so issued. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     9. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms of the Master Funds' then current Prospectus and the provisions of the 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Portfolio or Series each receives notice of such request for redemption by 10:00 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares of the Portfolios offered by the then current Prospectus of the Portfolios in accordance with the provisions of such Prospectus.

     9a. All redemption requests, including any redemption requests that the Trust receives from its shareholders which necessitate a redemption request to the Series and a redemption of a Portfolio's entire interest from a Master Fund, will be effected in cash at the next determined net asset value after the redemption request is received, payable in federal funds. The Series will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Series and if such next business day settlement is not practicable, then as soon thereafter as practicable, and will immediately notify the Trust regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Trust will settle redemptions immediately upon receipt of proceeds from the Series.

     10. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide the Trust and Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

     11. Insurance Company shall bear the expenses for the cost of preparation and delivery of the Portfolios and the Master Funds respective Prospectuses (and supplements thereto) to be sent to prospective Contract owners. Each of the Trust and the Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the Prospectus for the Series or the Trust is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts, the Portfolios and the Master Funds, printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

     12. Insurance Company represents and warrants to the Trust and the Series that any information furnished in writing by Insurance Company to the Trust or the Series for use in the registration statements of the Trust and the Series, respectively, will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     12a. The Trust represents and warrants to the Series that any information furnished in writing by the Trust to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

     12b. The Series represents and warrants to the Trust and Insurance Company that any information furnished in writing by the Series to the Trust or Insurance Company for use in the registration statement of the Trust or the registration statements for the Contracts will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     13. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, current statement of additional information of the Series, reports to shareholders, or in such printed information subsequently issued by the Series or on its behalf by CRMC or American Funds Distributors, Inc. ("AFD"), including information published on the Series' or CRMC's internet site, in materials approved by CRMC and AFD or as otherwise provided in the Business Agreement in effect among Insurance Company, AFD and CRMC dated as of ______________, 2003.

     14. Shares of the Series may be offered to separate accounts of various insurance companies in addition to Insurance Company and the Trust and otherwise in accordance with the Mixed and Shared Funding Order. The Series represents, warrants and covenants that no shares of the Series shall be sold to the general public or any other person except as permitted for Accounts to be diversified as required under Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Series agrees to take all steps necessary so that the Master Funds meet the requirements of Section 817 relating to diversification for variable annuity, endowment and life insurance contracts. The Series represents that each Master Fund is currently qualified as a "regulated investment company" ("RIC") under the Code. The Series also agrees to maintain each Master Fund's qualification as a RIC, and each will notify Insurance Company and the Trust immediately upon having a basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future. The Series will provide the Trust with securities holdings reports for each Fund within ten days after each calendar quarter.

     15. The Series and the Trust hereby notify Insurance Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

     16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Portfolios or Master Funds might, at some time, be in conflict. Each party shall report to each other party any potential or existing conflict of which it becomes aware. The Boards of Trustees of the Portfolios and the Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action deemed necessary in accordance with the mixed and shared funding orders of the Series and the Trust, respectively, to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

     17. Insurance Company agrees to indemnify and hold the Trust and the Series harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Trust or the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company's: (a) making untrue statements of material facts or omitting material facts in a Contract's registration statement, prospectus, statement of additional information, private placement memorandum or other disclosure documents, semi-annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that the Trust or the Series includes in its materials, provided that the Trust or Series, as relevant, relies on information supplied by Insurance Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

     17a. The Trust Adviser and the Trust agree to indemnify and hold Insurance Company and the Series and any affiliate, control person, shareholder, director, officer or employee of Insurance Company, or the Series (collectively, "Registered Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Registered Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust's or the Trust Adviser's: (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that a Registered Affiliate includes in its materials, provided such Registered Affiliate relies on information supplied by the Trust Adviser; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust or the Trust Adviser with respect to the sale of the Contracts or Portfolio shares or the operation of the Trust or a Portfolio; (d) failure of a Portfolio to comply with any of its investment objectives, policies and restrictions; and (e) breaching this Agreement or a representation or warranty.

     17b. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust, the Trust Adviser and any affiliate, control person, shareholder, director, officer or employee of Insurance Company, the Trust or the Trust Adviser (collectively, "Insurance Company Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Insurance Company Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series' or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series'
registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that an Insurance Company Affiliate includes in its materials, provided such Insurance Company Affiliate relies on information supplied by the Series; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series or CRMC with respect to the sale of the Contracts or Fund shares or the operation of the Series or a Master Fund;
(d) failure of a Master Fund to comply with any of its investment objectives, policies and restrictions; and (e) breaching this Agreement or a representation or warranty.

     18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the then current prospectus or private placement memorandum for the Contract and the mixed and shared funding orders of the Trust and the Series.

     19. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

     (a)  by mutual agreement at any time;

     (b) any party at any time upon sixty (60) days' written notice to the other parties;

     (c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against another party which has a material impact on the Contracts;

     (d) at the option of Insurance Company or the Trust, immediately upon written notice, if shares of the Series are not reasonably available for investment by the Portfolios;

     (e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or a Master Fund fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

     (f) at the option of Insurance Company, the Trust, CRMC or the Series in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Insurance Company (in such event prompt notice shall be given by Insurance Company, the Trust or the Series to the other parties);

     (g) at Insurance Company's option by written notice to the Series and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (h) at the option of the Series or CRMC by written notice to Insurance Company if the Series or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

     21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Insurance Company:

         MetLife Investors Insurance Company
         22 Corporate Plaza Drive
         Newport Beach, California 92660
         Attention: Richard C. Pearson, General Counsel
         Facsimile No.: 949 629 1684

         with a copy to:
         MetLife Investors USA Insurance Company
         501 Boylston Street
         Boston, Massachusetts 02116
         Attention: Hugh C. McHaffie
         Facsimile No.: 617-578-5547


         If to the Trust:

         Met Investors Series Trust
         22 Corporate Plaza Drive
         Newport Beach, California 92660
         Attention: Liz Forget, President
         Facsimile No.: 949 629 1684

         If to the Trust Adviser:

         Met Investors Advisory, LLC
         22 Corporate Plaza Drive
         Newport Beach, California 92660
         Attention: Richard C. Pearson, General Counsel
         Facsimile No.: 949 629 1684


         If to the Series:
         American Funds Insurance Series
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:  Michael J. Downer, Senior Vice President
         Facsimile No.: (213) 486-9041

         with a copy to:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:  Kenneth R. Gorvetzian, Vice President and Senior Counsel,
            Fund Business Management Group
         Facsimile No.:  (213) 486-9041

         If to CRMC:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, CA 90071
         Attention:  Michael J. Downer, Senior Vice President and Legal Counsel,
                     Fund Business Management Group, and Secretary
         Facsimile No.:  (213) 486-9041

         with a copy to:
         Capital Research and Management Company
         333 S. Hope Street, 55th Floor
         Los Angeles, California 90071
         Attention:   Kenneth R. Gorvetzian, Vice President and Senior Counsel,
                      Fund Business Management Group
         Facsimile No.:  (213) 486-9041

     22. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

     23. If this Agreement terminates, the Series and CRMC, at Insurance Company's option, will continue to make additional shares of the Master Funds available to the Trust for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance Company agrees not to redeem shares of the Portfolios described in Appendix A unless: (i) the Agreement is terminated pursuant to Paragraph 20(e) or 20(f);
(ii)  legitimately  required to do so according to a Contract  owner's  request;
(iii) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; or (iv) as otherwise agreed to or permitted among the parties.

     24. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company, on behalf of itself and the Accounts, agrees not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company agrees that the obligations of each Master Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Insurance Company agrees not to proceed against any Master Fund for the obligations of another Master Fund. Notwithstanding the foregoing, if Insurance Company seeks satisfaction for any liability of the Series in respect of this Agreement, Insurance Company (on behalf of itself or any Account) may seek recourse against CRMC.

     24b. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Insurance
Company if it is a shareholder), of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. The Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

     25. This Agreement shall be construed in accordance with the laws of Delaware.

     26. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

     27.  The  following  Paragraphs  shall  survive  any  termination  of  this
Agreement: 4, 17-17b, 21-27.







     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                  METLIFE INVESTORS INSURANCE COMPANY
                                  (on behalf of itself and each Account)

Attest:
                                   By:  _______________________________
___________________________       Its:   _______________________________



                                   AMERICAN FUNDS INSURANCE SERIES

Attest:
                                   By:  ______________________________
___________________________        Its:  Secretary


                                   CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:
                                   By:  _______________________________
___________________________        Its:   Vice President and Secretary


                                   MET INVESTORS SERIES TRUST


Attest:                            By:  ____________________________________
____________________________       Its:   ____________________________________


                                   MET INVESTORS ADVISORY, LLC


Attest:                            By:  ____________________________________
____________________________       Its:   ____________________________________











                              Appendix A
                  PORTFOLIOS AND CORRESPONDING MASTER FUNDS

-------------------- ---------------------------------------------------------
Trust Portfolios:                American Funds Insurance Series Master Funds:



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



                            Appendix B